Exhibit 10.54

RESTRICTED STOCK UNIT AWARD AGREEMENT
PERFORMANCE-BASED (rTSR)

This Restricted Stock Unit Award Agreement (this “Agreement”) is made as of the 20th day of August 2020 (the “Grant Date”) between Caesars Entertainment, Inc. (the “Company”), and __________ (the “Participant”), and is made pursuant to the terms of the Company’s Amended & Restated 2015 Equity Incentive Plan (the “Plan”). Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1.    Grant of Restricted Stock Units. The Company hereby grants to the Participant, on the terms and conditions hereinafter set forth, an Award consisting of a maximum of [_____] restricted stock units (“Restricted Stock Units” or “RSUs”), subject to the terms and conditions set forth in this Agreement and the Plan. Subject to Section 2, the Participant’s right to receive all or any portion of the Restricted Stock Units granted hereunder is contingent upon the Company’s level of achievement of the performance goal (“Performance Goal”) specified in the performance matrix attached as Exhibit A to this Agreement (the “Performance Matrix”), measured over the “Performance Period” indicated in the Performance Matrix. The Participant’s target-level Award hereunder is equal to [______] Restricted Stock Units (the “Target Award”). Subject to the terms and conditions set forth in this Agreement and the Plan, each Restricted Stock Unit represents the right to receive the Fair Market Value of one Share, subject to the terms and conditions set forth in this Agreement (including the Performance Matrix) and the Plan.

Section 2.    Vesting of the Restricted Stock Units.

i.Determination of Earned Award. Within 30 days following the end of the Performance Period, the Committee shall determine whether and to what extent the Award of the Restricted Stock Units has been earned for the Performance Period (the actual date of such Committee determination, the “Determination Date”). The Committee’s determination of the foregoing shall be final and binding on the Participant. Upon such determination by the Committee, the applicable portion of the Restricted Stock Units determined by the Payout Percentage (as defined in the Performance Matrix) as a percentage of the Target Award shall vest and become non-forfeitable (subject to the Participant’s continuous service with the Company and its Affiliates (“Service”) from the Grant Date through the Determination Date). On the Determination Date, any Restricted Stock Units which do not vest in accordance with the immediately preceding sentence shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto.
ii.Change in Control.    Notwithstanding Section 2(a), upon the occurrence of a Change in Control prior to the Determination Date where a Replacement Award is provided to the Participant in lieu of the Restricted Stock Units, the Restricted Stock Units
#4835-6029-9346v14DEPTS.00106

that remain outstanding as of immediately prior to the Change in Control (including, for the avoidance of doubt, any Eligible Units (as defined below)) shall remain outstanding and unvested (the “Replacement Units”), and the Replacement Units will continue to be eligible to vest and be earned in accordance with the terms of this Agreement. Upon the occurrence of a Change in Control prior to the Determination Date where a Replacement Award is not provided to the Participant in lieu of the Restricted Stock Units, the Restricted Stock Units that remain outstanding as of immediately prior to the Change in Control (including, for the avoidance of doubt, any Eligible Units) shall immediately vest (i) at the greater of (x) target level or (y) actual level of achievement (as determined in accordance with the Performance Matrix in connection with the Change in Control), if the Change in Control occurs prior to the end of the Performance Period, or (ii) at the actual level of achievement (as determined in accordance with Section 2(a)), if the Change in Control occurs following the end of the Performance Period but prior to the Determination Date (in which case, the Determination Date shall occur prior to the Change in Control) (as applicable, the “CIC Vested Awards”). Any CIC Vested Awards will be treated in accordance with Section 12(b) of the Plan.
iii.Termination of Service without Cause, for Good Reason, or due to Death or Disability (other than During the 24-Month Period Immediately Following a Change in Control). Notwithstanding anything in Section 2(a) or Section 2(d) to the contrary, upon the occurrence of a termination of the Participant’s Service prior to the Determination Date (i) by the Company and its Affiliates without Cause, (ii) by the Participant for Good Reason, or (iii) by reason of the Participant’s death or Disability (each, a “Qualifying Termination”) other than during the 24-month period immediately following a Change in Control (the “CIC Period”), the Participant will remain eligible to vest (determined in accordance with Section 2(a) following the end of the Performance Period) in a pro rata portion of the Restricted Stock Units, determined by multiplying the total number of Restricted Stock Units outstanding and unvested immediately prior to the Qualifying Termination by a fraction, the numerator of which is the number of days that the Participant provided continuous Service during the Performance Period, and the denominator of which is the total number of days in the Performance Period (such pro-rata portion, the “Eligible Units”). Any Restricted Stock Units that do not constitute Eligible Units as a result of the immediately-preceding sentence shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto.
iv.Qualifying Termination During the CIC Period. Notwithstanding anything in Section 2(a)-(c), if the Participant incurs a Qualifying Termination during the CIC Period and prior to the Determination Date, then the Participant’s Replacement Units (if any) shall vest (i) at the greater of (x) target level of achievement or (y) actual level of achievement (as determined in accordance with the Performance Matrix as of the date of the Qualifying Termination), if the Qualifying Termination occurs prior to the end of the Performance Period, or (ii) based on the actual level of achievement (as determined in accordance with Section 2(a) following the end of the Performance Period) if the Qualifying Termination occurs following the end of the Performance Period but prior to the

#4835-6029-9346v14

Determination Date and, in each case, any portion of the Replacement Units that do not vest as a result of the foregoing shall be forfeited and cancelled.
v.Other Terminations of Service. Upon the occurrence of a termination of Participant’s Service prior to the Determination Date for any reason other than as provided in Section 2(c) or (d), all unvested Restricted Stock Units shall be forfeited and cancelled and Participant shall not be entitled to any compensation or other amount with respect thereto.
Section 3.    Settlement. Any Restricted Stock Units that become vested and non-forfeitable pursuant to Section 2 (“Vested RSUs”) shall be settled within three days following the Determination Date (but in no event later than March 15th of the calendar year following the calendar year in which the Performance Period ended); provided, however, that (a) if a Change in Control occurs and a Replacement Award is not provided to Participant in lieu of the Restricted Stock Units, then the Vested RSUs shall be settled immediately upon the Change in Control; and (b) if a Qualifying Termination occurs during the CIC Period, and prior to the end of the Performance Period, then the vested portion of the Replacement Units determined in accordance with Section 2(d) shall be settled within three days following the Qualifying Termination. Unless otherwise determined by the Committee, Vested RSUs will be settled by the Company through the delivery to Participant of a number of shares of common stock equal to the number of Vested RSUs (rounded down to the nearest whole number).
    Section 4.    Restrictions on Transfer. No Restricted Stock Units (nor any interest therein) may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance. Notwithstanding the foregoing, at the discretion of the Committee, Restricted Stock Units may be transferred by the Participant solely to the Participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including, but not limited to, trusts for such persons.

Section 5.    Investment Representation. The Participant is acquiring the Restricted Stock Units for investment purposes only and not with a view to, or in connection with, the public distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”). No Shares shall be acquired unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Participant may acquire such shares pursuant to an exemption from registration under the applicable securities laws. The Participant understands and agrees that none of the RSUs may be offered, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except in compliance with this Agreement and the Securities Act pursuant to an effective registration statement or applicable

#4835-6029-9346v14

exemption from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws. Notwithstanding anything herein to the contrary, the Company shall have no obligation to deliver any Shares hereunder or make any other distribution of benefits under hereunder unless such delivery or distribution would comply with all applicable laws (including, without limitation, the Securities Act), and the applicable requirements of any securities exchange or similar entity.
Section 6.     Adjustments. The Restricted Stock Units granted hereunder shall be subject to adjustment as provided in Section 4(b) of the Plan.
Section 7.    No Right of Continued Service. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continued service with the Company or any Affiliate.
    Section 8.    Limitation of Rights; Dividend Equivalents. The Participant shall not have any privileges of a stockholder of the Company with respect to any Restricted Stock Units, including without limitation any right to vote any Shares underlying such Restricted Stock Units or to receive dividends or other distributions in respect thereof, unless and until Shares underlying the Restricted Stock Units are delivered to the Participant in accordance with this Agreement. Notwithstanding the foregoing, any dividends payable with respect to the Restricted Stock Units during the period from the Grant Date through the date the applicable Restricted Stock Units are settled in accordance with this Agreement will accumulate in cash and be payable to the Participant on a deferred basis, but only to the extent that the Restricted Stock Units vest and are earned in accordance with this Agreement. In no event shall the Participant be entitled to any payments relating to dividends paid after the earlier to occur of the settlement or forfeiture of the applicable Restricted Stock Units and, for the avoidance of doubt, all accumulated dividends shall be forfeited immediately upon the forfeiture or cancellation of the Restricted Stock Units or applicable portion thereof.

    Section 9.    Construction. The Award of Restricted Stock Units granted hereunder is granted by the Company pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan. The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the Restricted Stock Units hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.
    Section 10.    Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, without giving effect to the choice of law principles thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Nevada.

#4835-6029-9346v14

    Section 11.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

    Section 12.    Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

    Section 13.    Section 409A. This Agreement is intended to comply with, or be exempt from, Section 409A of the Code and shall be construed and administered in accordance with Section 409A of the Code. If a Change in Control constitutes a payment event with respect to any portion of the RSUs that are determined to be subject to Section 409A of the Code, then, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event shall only constitute a Change in Control for purposes of the payment timing of such RSUs if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5). The Restricted Stock Units granted hereunder shall be subject to the provisions of Section 16 of the Plan.

    Section 14.    Entire Agreement. The Participant acknowledges and agrees that this Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof.

Section 15.    Clawback. The Restricted Stock Units shall be subject to the Clawback and Recoupment Policy adopted by the Board on February 27, 2019, as such policy may be amended from time to time.  In addition, the Board may impose such other clawback, recovery or recoupment provisions as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause. The implementation of any clawback policy will not be deemed a triggering event for purposes of any definition of “good reason” for resignation or “constructive termination.”
Section 16.     Taxes. The Restricted Stock Units shall be subject to tax and/or other withholding in accordance with Section 15(e) of the Plan.

Section 17.    Fractional Shares. No fractional shares shall be delivered under this Agreement. In lieu of issuing a fraction of a share in settlement of vested Restricted Stock Units, the Company shall be entitled to pay to Participant an amount in cash equal to the Fair Market Value of such fractional share.

(SIGNATURES ON FOLLOWING PAGE)

#4835-6029-9346v14

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

#4835-6029-9346v14

CAESARS ENTERTAINMENT, INC.
By:
Name:     Stephanie Lepori
Title:     Chief Administrative & Accounting Officer

PARTICIPANT

Participant’s Signature ______________________
Date:
Name:

#4835-6029-9346v14

EXHIBIT A
Performance Matrix
Target Award: Participant’s overall target-level Award hereunder is equal to______ Restricted Stock Units (the “Target Award”).
The “Performance Period” shall be July 20, 2020 through July 19, 2023.
The “Performance Goal” shall be the three-year total shareholder return (“TSR”) of the Company relative to the other entities in the TSR Index (as defined below). Achievement of the Performance Goal shall be determined by the percentile rank of the Company’s TSR relative to the TSR of each other entity in the TSR Index.
Determination of TSR: TSR for the Company and each other entity in the TSR Index shall be determined in accordance with the following formula: TSR shall be calculated by dividing (a) the Closing Average Share Value by (b) the Opening Average Share Value, expressed as a percentage.
For purposes of determining TSR:
“Opening Average Share Value” means the average, over the trading days in the Opening Average Period, of the closing price of a company’s common stock multiplied by the Accumulated Shares for each day during the Opening Average Period. The Opening Average Share Value for the Company shall be $40.16.
“Opening Average Period” means the 20 trading days immediately prior to the first day of the Performance Period.
“Accumulated Shares” means, for a given trading day, the sum of (i) one share of common stock and (ii) a cumulative number of shares of a company’s common stock purchased with dividends declared on the applicable company’s common stock, assuming same day reinvestment of the dividends in the common stock of such company at the closing price on the ex-dividend date, for ex-dividend dates between the first day of the Performance Period and the applicable day.
“Closing Average Share Value” means the average, over the trading days in the Closing Average Period, of the closing price of a company’s stock multiplied by such company’s Accumulated Shares for each trading day during the Closing Average Period.
“Closing Average Period” means the 20 trading days immediately prior to and including the last day of the Performance Period; provided, that (i) in the case of a Change in Control where no Replacement Award is provided, the Closing Average Period shall be the 20 trading days immediately preceding the Change in Control; and (ii) in the case of a Qualifying Termination during the CIC Period, the Closing Average Period shall be the 20 trading days immediately preceding the date of such Qualifying Termination.
In the event the Committee determines that the common stock of the Company is not widely traded for purposes of determining the Closing Average Share Value, the Committee shall in

#4835-6029-9346v14

good faith determine the fair market value of one Share as of the end of the Closing Average Period (taking into account any factors the Committee deems appropriate, including but not limited to any recent transactions in the shares of common stock of the Company), which shall be deemed to be the Company’s Closing Average Share Value.
The Company’s “Rank” shall be determined by the Company’s position within the ranking of each entity in the TSR Index (including the Company) in descending order based on their respective TSRs (with the highest TSR having a Rank of one). For purposes of developing the ordering provided in the immediately-preceding sentence, (A) any entity that filed for bankruptcy protection under the United States Bankruptcy Code during the Performance Period shall be assigned the lowest order of any entity in the TSR Index, and (B) any entity that is acquired during the Performance Period, or otherwise no longer listed on a national securities exchange at the end of the Performance Period (other than the Company), shall be removed from the TSR Index and shall be excluded for purposes of ordering the entities in the TSR Index (and for purposes of calculating the Company’s Percentile).
After determining the Company’s Rank, the Company’s “Percentile” will be calculated as follows:
where:
“P” represents the Percentile which will be rounded, if necessary, to the nearest whole percentile by application of regular rounding.
“N” represents the total number of entities in the TSR Index (including the Company, but after removal of any entities in accordance with the calculation of the Rank).
“R” represents Company’s Rank (as determined above).

The “Payout Percentage” shall be determined as follows, subject to the exception below:
•Threshold Performance: If the Company’s Percentile equals 35%, the Payout Percentage shall be 50% of the Target Award. The Payout Percentage shall equal zero if the Company Percentile is less than 35%.
•Target Performance: If the Company’s Percentile equals 50%, the Payout Percentage shall be 100% of the Target Award.
•Maximum Performance: If the Company’s Percentile equals or exceeds 75%, the Payout Percentage shall be 200% of the Target Award.

#4835-6029-9346v14

•Straight-line interpolation shall be used to determine the Payout Percentage for any Company Percentile between 35% and 75%, based upon the Payout Percentages set forth above.
The following exception exists with respect to the Payout Percentage determination set forth above: If the Company’s absolute TSR (irrespective of its Rank or Percentile) is less than 0%, then the Payout Percentage shall not exceed 100% of the Target Award.
In addition to the Company, the “TSR Index” shall be comprised of the companies in the S&P 400 Midcaps as in effect on the first day of the Performance Period (subject to adjustment as set forth in the definition of Rank above).

#4835-6029-9346v14